Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS RECORD FISCAL 2003 RESULTS

WITH NET INCOME UP 46% ON 24% SALES INCREASE

Company Posts 19th Consecutive Period of Comparable Quarter Growth

Newport Beach, CA – March 11, 2004 – American Vanguard Corporation (AMEX: AVD), today announced record financial results for the fourth quarter and year ended December 31, 2003.

Fourth Quarter Financial Highlights – versus fiscal 2002 fourth quarter

•	Net sales rose 23% to $38.6 million.

•	Operating income was up 31% to $7.4 million.

•	Net income increased 34% to $4.5 million or $.72 per diluted share.

2003 Financial Highlights – versus 2002

•	Net sales were up 24% to $124.9 million.

•	Operating income increased 39% to $16.5 million.

•	Net income grew 46% to $10.3 million or $1.65 per diluted share.

Eric Wintemute, President and CEO of American Vanguard, stated, “2003 was another record year for American Vanguard and a milestone in terms of surpassing $10 million in net income. The key component to our solid financial results for the fourth quarter was our corn soil insecticides, which we sell in our state-of-the-art SmartBox® delivery system. We are more optimistic than ever about this area of our business, and in this regard, in January we entered into an agreement with Syngenta to supply their corn soil insecticide, Force® 3G, for use in our SmartBox system beginning in the 2004 season.”

Mr. Wintemute continued, “Additionally, in late 2003, we acquired certain assets related to an active ingredient from a business unit of Novartis. The product, used primarily for animal health, is an excellent fit with our existing portfolio. More recently, we obtained U.S. end use registrations for the pyrethroid insecticide Bifenthrin and commenced sales in the first quarter.”

James Barry, Senior Vice President and CFO of American Vanguard, commented, “The strong performance of our corn soil insecticides was the primary reason for our higher gross margin – 53.6% in the fourth quarter compared to 47.3% in the same quarter last year. The corn soil insecticides also generate greater operating expenses, which caused our operating expenses to increase as a percentage of sales. Nonetheless, our operating margin was 19.1%, up from 17.9% in the fourth quarter of last year. For the year as a whole, gross margin was 47.2%, up from 43.6% in 2002, and operating margin was 13.2%, up from 11.8% last year.”

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American Vanguard Corporation News Release	Page 2

March 11, 2004

Mr. Wintemute concluded, “Looking back over the past five years, sales and net income have grown at an average of annual rate of 14% and 37%, respectively. We are optimistic that this long-term growth trend will continue, based on the strength of our ever-expanding product line, our track record of successful acquisitions and distinct characteristics in manufacturing, registration and marketing. Regarding 2004, we feel confident that we will achieve double-digit sales and net income growth, but we are not comfortable making more specific financial projections since we are subject to unpredictable factors including pest pressure and weather conditions. In addition to internal growth, we continue to seek additional product acquisitions and licensing opportunities and look forward to updating you on our progress.”

Conference Call

Eric G. Wintemute, President & CEO, and James A. Barry, Senior Vice President & CFO, will conduct a conference call focusing on the financial results at 11:30 a.m. ET on Thursday, March 11, 2004. Interested parties may participate in the call by dialing 973-317-5319 approximately 10 minutes before the call is scheduled to begin. The conference call will also be broadcast live over the Internet via the Investors section of the Company’s web site at www.american-vanguard.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. The Company’s basic strategy is to acquire brand name, niche product lines from larger companies that divest mature products to focus on newly discovered molecules. During 2003, American Vanguard was recognized as one of BusinessWeek’s Hot Growth Companies (#94), Fortune Small Business’ America’s 100 Fastest Growing Small Companies (#35) and Forbes’ Hot Shots: 200 Up and Coming Companies (#23). To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	-OR-	AVD’S INVESTOR RELATIONS FIRM
American Vanguard Corporation		The Equity Group Inc.
Eric G. Wintemute, President & CEO		www.theequitygroup.com
James A. Barry, Senior Vice President & CFO		Lauren Barbera
(949) 260-1200		lbarbera@equityny.com
(212) 836-9610
Loren G. Mortman
(212) 836-9604

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American Vanguard Corporation News Release	Page 3
March 11, 2004

American Vanguard Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Quarter Ended		Year Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Net sales	$38,629,000	$31,414,000	$124,863,000	$100,671,000
Cost of sales	17,933,000	16,560,000	65,989,000	56,796,000

Gross profit	20,696,000	14,854,000	58,874,000	43,875,000
Operating expenses	13,319,000	9,236,000	42,332,000	31,996,000

Operating income	7,377,000	5,618,000	16,542,000	11,879,000
Interest expense	196,000	250,000	986,000	973,000
Interest income(1)	(1,000)	(6,000)	(303,000)	(25,000)
Interest capitalized	(14,000)	0	(323,000)	(347,000)

Income before income taxes	7,196,000	5,374,000	16,182,000	11,278,000
Income taxes(1)	2,698,000	2,015,000	5,919,000	4,229,000

Net income	$4,498,000	3,359,000	10,263,000	7,049,000

Earnings per common share(2)	$0.76	$0.58	$1.75	$1.22

Earnings per common share - assuming dilution(2)	$0.72	$0.55	$1.65	$1.16

Weighted average shares outstanding(2)	5,959,577	5,817,201	5,874,202	5,780,201

Weighted average shares outstanding - assuming dilution(2)	6,288,726	6,093,962	6,209,502	6,061,190

(1)	Interest income for the year ended December 31, 2003, primarily relates to amended tax returns, which generated a refund from the State of California. The refund also lowered the effective tax rate.

(2)	Retroactively restated to reflect a 3-for-2 stock split distributed on April 11, 2003 to common stockholders of record as of March 28, 2003.

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American Vanguard Corporation News Release	Page 4

March 11, 2004

2003 Summary Results of Operations

(Unaudited)

	Three months ended March 31	Three months ended June 30	Three months ended Sept. 30	Three months ended Dec. 31	Fiscal 2003
Net sales	$27,342,000	$25,944,000	$32,948,000	$38,629,000	$124,863,000
Gross profit	11,368,000	11,953,000	14,857,000	20,696,000	58,874,000
Operating income	2,077,000	2,379,000	4,709,000	7,377,000	16,542,000
Net income	$1,225,000	$1,725,000	2,815,000	$4,498,000	$10,263,000
EPS – basic	$.21	$.30	$.48	$.76	$1.75
EPS – diluted	$.20	$.28	$.45	$.72	$1.65
Weighted average shares outstanding	5,826,000	5,827,000	5,883,000	5,960,000	5,874,000
Weighted average shares outstanding assuming dilution	6,090,000	6,164,000	6,232,000	6,289,000	6,210,000

2002 Summary Results of Operations

(Quarterly Data – Unaudited)

	Three months ended March 31	Three months ended June 30	Three months ended Sept. 30	Three months ended Dec. 31	Fiscal 2002 (Audited)
Net sales	$19,018,000	$20,397,000	$29,841,000	$31,414,000	$100,671,000
Gross profit	7,706,000	9,355,000	11,960,000	14,854,000	43,875,000
Operating income	1,476,000	1,822,000	2,963,000	5,618,000	11,879,000
Net income	$799,000	$1,125,000	$1,765,000	$3,359,000	$7,049,000
EPS – basic	$.14	$.20	$.31	$.58	$1.22
EPS – diluted	$.13	$.19	$.30	$.55	$1.16
Weighted average shares outstanding	5,729,000	5,744,000	5,815,000	5,817,000	5,780,000
Weighted average shares outstanding assuming dilution	5,995,000	6,060,000	6,073,000	6,094,000	6,061,000

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